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                                                                       EXHIBIT 7



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 811-6217) of our reports dated February 19, 1996, on our audits of the financial statements of MONY Variable Account L; February 15, 1995, and February 14, 1994, on our audits of the statements of operations of MONY Variable Account L; and February 21, 1996, on our audits of the financial statements of The Mutual Life Insurance Company of New York.



     We also consent to the reference to our Firm in the Statement of Additional Information under the caption "Independent Accountants".



                                          COOPERS & LYBRAND L.L.P.



New York, New York


February 28, 1996